UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

CROWN ELECTROKINETICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices, including Zip Code)

(458) 212-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of the Merger Agreement

As previously disclosed in the Current Report on Form 8-K filed by Crown Electrokinetics Corp., a Delaware corporation (the “Company”), on June 9, 2025, on June 6, 2025, the Company, Crown EK Acquisition LLC, a Delaware limited liability company (“Parent”), and Crown EK Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent agreed to acquire the Company on the terms and subject to the conditions therein, including commencement of a cash tender offer to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share, at a price of $3.15 per share, or as otherwise adjusted pursuant to the Merger Agreement, net to the seller in cash, without interest, subject to the conditions set forth in the Merger Agreement (the “Merger”).

On July 16, 2025, the Company and Parent mutually agreed to terminate the Merger Agreement and entered into a mutual termination agreement (the “Termination Agreement”) effective immediately upon the execution and delivery of the Termination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2025, Dr. DJ Nag and Scott Hobbs each provided the Board of Directors (the “Board”) of the Company with their formal resignations from the Board and all committees thereof, effective immediately. Dr. Nag was chair of the governance and nominating committee of the Board and was a member of the compensation committee and audit committee of the Board. Dr. Nag and Mr. Hobbs also recently served as members of a special committee of the Board in connection with the Merger. Neither Dr. Nag’s nor Mr. Hobbs’ respective decisions to resign were due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Termination Agreement, dated as of July 16, 2025, among Crown Electrokinetics Corp. and Crown EK Acquisition LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

Dated: July 18, 2025

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